LOAN PURCHASE AGREEMENT

AMONG

HEALTHCARE REALTY TRUST INCORPORATED

AND

HEALTH CARE REIT, INC.

AND

EMERITUS CORPORATION

MARCH 3, 2005

1093179.1

TABLE OF CONTENTS

ARTICLE 1: PURPOSE AND DEFINITIONS 2

1.1 Purpose 2

1.2 Definitions 2

1.3 Incorporation of Amendments 3

1.4 Exhibits 3

ARTICLE 2: SALE OF THE LOAN AND ASSIGNMENT OF THE LOAN DOCUMENTS 3

2.1 Sale of the Loan 3

2.2 Closing 4

2.3 Endorsement of the Note and Delivery of Loan Documents 4

2.4 Assignments of Mortgages 4

2.5 Assignment of Additional Loan Documents 4

2.6 Other Assurances 4

ARTICLE 3: CONDITIONS PRECEDENT TO DISBURSEMENT 4

3.1 Conditions Precedent to Purchase of the Loan 4

3.1.1 Amendment of Loan 4

3.1.2 Completion of Due Diligence Review 4

3.1.3 Intercreditor Agreement 4

3.1.4 Estoppel Certificates 5

3.1.5 Loan Documents 5

3.1.6 Legal Opinion 5

3.1.7 Organizational Documents 5

3.1.8 No Default 5

ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF HCN 5

4.1 Organization and Good Standing 5

4.2 Power and Authority 5

4.3 No Default 5

4.4 Note Payments in Advance 6

4.5 Obligations for Facility Improvements 6

4.6 Schedule of Loan Documents 6

4.7 No Notice of Remedial Action 6

4.8 Compliance 6

ARTICLE 5: REPRESENTATIONS AND WARRANTIES OF TENANT 6

5.1 Organization and Good Standing 6

5.2 Power and Authority 7

5.3 Claims Against HCN 7

5.4 Schedule of Loan Documents 7

5.5 No Litigation 7

5.6 Reports, Statements and Copies 7

5.7 No Default 7

5.8 Note Payments in Advance 7

5.9 Obligations for Facility Improvements 7

5.10 No Adverse Changes 8

5.11 Compliance 8

ARTICLE 6: AFFIRMATIVE COVENANTS 8

6.1 Impairment of Lease 8

6.2 Notices Under The Lease 8

6.3 Demolitions of Facilities 8

6.4 Further Assurances and Information 8

ARTICLE 7: MISCELLANEOUS 8

7.1 Notices 8

7.2 Entire Agreement 9

7.3 Severability 9

7.4 Captions and Headings 9

7.5 Governing Law 9

7.6 Binding Effect 9

7.7 Modification 9

7.8 Construction of Agreement 9

7.9 Counterparts 9

7.10 No Third-Party Beneficiary Rights 9

7.11 Remedies 10

7.12 Confidentiality 10

7.13 No Brokers 10

7.14 Costs and Expenses 10

7.15 Post Closing Items 10

7.16 Waiver of Jury 10

1093179.1

LOAN PURCHASE AGREEMENT

THIS LOAN PURCHASE AGREEMENT (“Agreement”) is made and entered into effective as of March 3, 2005 (the “Effective Date”) among HEALTH CARE REIT, INC., a corporation organized under the laws of the State of Delaware (“HCN”), having an address of One Seagate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603, EMERITUS CORPORATION, a corporation organized under the laws of the State of Washington (“Tenant”), having an address of 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121, and HEALTHCARE REALTY TRUST INCORPORATED, a corporation organized under the laws of the State of Maryland (“HRT”), having an address of 3310 West End Avenue, Suite 400, Nashville, Tennessee, 37203.

R E C I T A L S:

A. HCN purchased four certain properties for a purchase price of $39,700,000.00 and leased said properties to Tenant, pursuant to a Master Lease Agreement dated March 28, 2002, and in connection therewith, HCN also provided a line of credit to Tenant in the maximum amount of $6,800,000.00 (“Original Loan”), subject to the terms and conditions of a Loan Agreement dated as of April 1, 2002.

B. HCN subsequently purchased 19 additional properties for a purchase price of $110,000,000.00 and leased said properties to Tenant by amending and restating the Master Lease Agreement pursuant to that certain Amended and Restated Master Lease Agreement dated as of September 30, 2003 between Tenant and HCN (as amended, the “Master Lease”). HCN agreed to increase the line of credit in an amount of $11,500,000.00 and to consolidate two additional loans made on August 28, 2003 in the amount of $3,100,000.00 and $4,400,000.00, for a total indebtedness of $25,800,000.00 (collectively, the “Loan”) subject to the terms of that certain Amended and Restated Loan Agreement, dated as of September 30, 2003 (the “Loan Agreement”).

C. The Loan is secured by first priority leasehold mortgages or deeds of trust (each, a “Mortgage, and collectively, the Mortgages”) from Tenant to HCN encumbering the leasehold interest of Tenant in twenty six (26) assisted living and long term care facilities (each a “Facility, and collectively, the “Facilities”). Twenty three (23) of the Facilities (the “Master Lease Facilities”) are leased pursuant to the Master Lease and each Mortgage with respect to a Master Lease Facility are the only Mortgages being assigned under this Agreement.

D. HCN has agreed to sell the Loan to HRT for the outstanding principal Loan balance and any other amounts due under the Loan Documents, and to assign to HRT all of the Mortgages (the “Transaction”).

E. The principal balance of the Loan is currently Nineteen Million Four Hundred Sixty Six Thousand Four Hundred Eighty Four and 86/100 Dollars ($19,466,484.86). HRT shall advance additional funds to Tenant in the amount of One Million Eight Hundred Twenty Two Thousand One Hundred Fifty One Dollars ($1,822,151.00) plus funds for certain closing costs and as a result, the principal balance of the Loan shall increase to Twenty One Million Four Hundred Twenty Six Thousand Dollars ($21,426,000.00).

NOW, THEREFORE, in consideration of the mutual covenants and the premises contained herein, the parties agree as follows:

ARTICLE 1: PURPOSE AND DEFINITIONS

1.1 Purpose. The purpose of this Agreement is to establish the terms and conditions of the Transaction.

1.2 Definitions. Except as otherwise expressly provided, [i] the terms defined in this section have the meanings assigned to them in this section and include the plural as well as the singular; [ii] all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as of the time applicable; and [iii] the words “herein”, “hereof”, and “hereunder” and similar words refer to this Agreement as a whole and not to any particular section.

“Affiliate” means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with a referenced party. “Control” (and the correlative meanings of the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity.

“Closing” means the closing of the purchase and sale of the Loan.

“Commitment” means the non-binding letter of understanding dated January 27, 2005 between HCN, HRT and Tenant.

“Effective Date” means the effective date of Closing.

“Event of Default” means any material default under this Agreement not cured within any applicable notice and cure period, and, where the context so provides, any such uncured default under any Loan Documents (as hereinafter defined) or Lease Documents (as hereinafter defined).

“Facility” means each skilled nursing, assisted living or retirement facility leased to Tenant pursuant to the Master Lease..

“HCN” means Health Care REIT, Inc., a Delaware corporation, its successors and assigns.

“HRT” means Healthcare Realty Trust Incorporated, a Maryland corporation, its successors and assigns.

“Lease” means the Master Lease.

“Lease Documents” means the Lease and all other documents executed by Tenant in connection with the Lease, each as amended from time to time.

“Loan” means the loan by HCN to Tenant with a current principal balance equal to the Loan Amount.

“Loan Amount” means $21,426,000.00

“Loan Documents” means [i] the Note; [ii] the Amended and Restated Loan Agreement, of even date therewith, between said parties; and [iii] the Mortgage, each as amended from time to time.

“Master Lease” means the Amended and Restated Master Lease Agreement dated September 30, 2003 by which HCN leased each Master Lease Facility to Tenant, as amended from time to time.

“Mortgage” means the Amended and Restated Leasehold Mortgage/Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing granted by Tenant to HCN, dated as of September 30, 2003.

“Note” means the Amended and Restated Note, dated as of September 30, 2003, made by Tenant in favor of HCN in the original principal amount of Twenty Five Million Eight Hundred Thousand Dollars ($25,800,000.00), and any extensions, modifications, substitutions or renewals thereof.

“State” means the State of Ohio.

“Tenant” means Emeritus Corporation, a corporation organized under the laws of the State of Washington, its successors and permitted assigns.

“Transaction Documents” mean the endorsed Note, the Loan Documents, all instruments of assignment of HCN’s rights, title and interest under the Loan Documents, and all other documents to be executed and delivered in connection with the Closing of the Transaction.

1.3 Incorporation of Amendments. The definition of any agreement, document, or instrument set forth in this Agreement shall be deemed to incorporate all amendments, modifications, and renewals thereof and all substitutions and replacements therefor.

1.4 Exhibits. The following exhibits are attached hereto and incorporated herein:

Exhibit A - Schedule of Loan Documents

Exhibit B - Post Closing Deliverables

ARTICLE 2: SALE OF THE LOAN AND ASSIGNMENT OF THE LOAN DOCUMENTS

2.1 Sale of the Loan. HCN hereby agrees to sell, transfer, convey, and assign to HRT all of its rights, title and interest with respect to the Loan, the Loan Documents, and otherwise with respect to the Loan. The purchase price for the Loan shall be the principal balance of the Loan, all accrued but unpaid interest thereon as of the Effective Date and all other amounts due to HCN under the Loan Documents (the “Purchase Price”). At Closing, HRT shall pay to HCN the Purchase Price by federally wired funds, available for immediate disbursement. The Transaction shall be closed in escrow by a title insurance company mutually selected by HRT and HCN and pursuant to escrow instructions acceptable to HCN and HRT. The sale of the Loan shall be subject to the terms of this Agreement.

2.2 Closing. The Closing of the sale of the Loan shall occur as of the Effective Date, as agreed by HCN and HRT, but no later than March 3, 2005.

2.3 Endorsement of the Note and Delivery of Loan Documents. At Closing, HCN shall properly endorse the original Note to the order of HRT and shall deliver to HRT the endorsed Note, together with all original Loan Documents, which shall all be assigned by HCN to HRT.

2.4 Assignments of Mortgages. At Closing, HCN shall execute and deliver to HRT assignments of the Mortgages in form and substance satisfactory to HRT (collectively, the “Assignment of Mortgage”). The Assignment of Mortgage shall be executed in multiple originals, in forms acceptable for recording in the real estate records in the county in which each Facility is located.

2.5 Assignment of Additional Loan Documents. At Closing, HCN shall also assign to HRT, by instrument or instruments in form and substance acceptable to HRT, any and all and all other documents, agreements, or rights otherwise securing, evidencing, or relating to the Loan or any Loan Documents.

2.6 Other Assurances. At Closing, HCN shall deliver to HRT such additional documents at HRT may reasonably require in order to consummate the sale of the Loan, the assignment of all Loan Documents, and the other provisions of this Agreement.

ARTICLE 3: CONDITIONS PRECEDENT TO DISBURSEMENT

3.1 Conditions Precedent to Purchase of the Loan. HRT’s obligation to purchase the Loan shall be conditioned upon the following conditions precedent:

3.1.1 Amendment of Loan. HRT and Tenant shall have executed agreements amending and restating the Loan in such form and substance as are acceptable to HRT and Tenant and consented to in writing by HCN. Each such agreement shall have been deposited in escrow pending completion of the sale of the Loan.

3.1.2 Completion of Due Diligence Review. HRT shall have completed all Facility level and Loan due diligence review which it deems appropriate, and must be satisfied with the results of its due diligence review. The due diligence review shall include, without limitation, review of the Loan Documents, the Lease, the Mortgages, and all related surveys, title insurance policies, UCC filings, environmental assessments, engineering studies, opinions of counsel, appraisals, operational data, financial data, and updated information with respect to each Facility, and the Loan.

3.1.3 Intercreditor Agreement. HRT and HCN shall have entered into an Intercreditor Agreement on mutually agreed terms (the “Intercreditor Agreement”).

3.1.4 Estoppel Certificates. HRT shall have received one or more estoppel certificates (individually and collectively the “Estoppel Certificates”) from HCN and Emeritus in form mutually acceptable to HRT and HCN with respect to both the Loan and the Lease confirming that, except as otherwise disclosed to HRT therein, no Events of Default or potential Events of Default have occurred, the date through which all rent has been paid under the Lease, the principal balance of the Loan, any accrued but unpaid interest thereon, the date through which all interest accrued under the Loan has been paid, the absence of any claims, defenses, counterclaims, offsets, or unfulfilled obligations of either party to the other, and such other matters as HRT may reasonably request.

3.1.5 Loan Documents. HCN shall have delivered to HRT fully executed originals of the Loan Documents, properly endorsed and properly assigned to HRT.

3.1.6 Legal Opinion. Tenant shall have delivered to HRT an opinion of its primary outside counsel, and, to the extent reasonably required by HRT, opinions of local counsel, each in form and substance satisfactory to HRT. Without limitation, the opinions of counsel shall confirm the valid organization and existence of HCN, its good standing in the states where the Facilities are located, due authorization, execution and delivery of all Transaction Documents executed by HCN in connection with the sale of the Loan, and the enforceability of such documents, as assigned. HRT shall not be responsible for the cost of such opinions.

3.1.7 Organizational Documents. HCN shall have delivered to HRT a resolution authorizing the assignment of the Loan Documents in form and substance satisfactory to HRT. HCN’s organizational documents are available at its web site at www.hcreit.com.

3.1.8 No Default. Except as set forth in the Estoppel Certificates, no uncured Event of Default shall have occurred under the Loan or the Lease, or any event which would, with the giving of notice or the passage of time, or both, constitute such an Event of Default.

ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF HCN

HCN hereby makes to HRT the following representations and warranties, as of the date of this Agreement and to be effective through and including the Effective Date, and acknowledges that HRT is acquiring the Loan in reliance upon such representations and warranties. HCN’s representations and warranties shall survive the Closing.

4.1 Organization and Good Standing. HCN is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

4.2 Power and Authority. HCN has the power and authority to execute, deliver, and perform its obligations under this Agreement and has taken all requisite action to authorize the execution, delivery and performance of its obligations hereunder.

4.3 No Default. As of the Effective Date, except as set forth in the Estoppel Certificates, HCN has no actual knowledge of an Event of Default by Tenant under the Loan Documents or under the Lease, nor of any event that has occurred which, with the giving of notice or the passage of time, or both, would constitute or result in such an Event of Default under the Lease. This representation is solely for the benefit of HRT and not for the benefit of Tenant and Tenant may not rely upon this representation.

4.4 Note Payments in Advance. Tenant has made no payments due under the Loan Documents more than thirty (30) days in advance. Accrued interest has been paid through March 2, 2005.

4.5 Obligations for Facility Improvements. To the actual knowledge of the undersigned without any further investigation, HCN has not contracted with any third party to provide labor or materials at any Facility and does not owe any third parties any amounts for labor or materials furnished in connection with the improvement of any Facilities.

4.6 Schedule of Loan Documents. The schedule of all Loan Documents is attached hereto as Exhibit A. True, complete and correct copies of all Loan Documents have been furnished by Tenant or HCN to HRT. None of such Loan Documents have been amended, modified or terminated, except as reflected on Exhibit A.

4.7 No Notice of Remedial Action. To the actual knowledge of the undersigned without further investigation, HCN has not received written notice from any governmental entity of any environmental condition requiring remedial action at any Facility.

4.8 Compliance. To the actual knowledge of the undersigned without further investigation, HCN has not received written notice from any governmental entity of the non compliance of any Facility with any requirements with respect to which non-compliance could adversely impact the financial condition or the operation of the Facility, provided however that this representation relates to zoning and environmental requirements and similar matters relating to the real property, and does not include any requirements arising from state licensure regulations.

ARTICLE 5: REPRESENTATIONS AND WARRANTIES OF TENANT

Tenant hereby makes to HRT the following representations and warranties, as of the date of this Agreement and to be effective through and including the Effective Date, and acknowledges that HRT is acquiring the Loan in reliance upon such representations and warranties. Tenant’s representations and warranties shall survive the Closing and, except as specifically provided below, shall continue in full force and effect until Tenant has repaid the Loan in full and performed all other obligations under the Loan Documents.

5.1 Organization and Good Standing. Tenant is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington.

5.2 Power and Authority. Tenant has the power and authority to execute, deliver, and perform its obligations under this Agreement and has taken all requisite action to authorize the execution, delivery and performance of its obligations hereunder.

5.3 Claims Against HCN. Tenant has made no claims against HCN or any other rights of offset against the Note or any defenses against payment obligations under the Note, and, Tenant has no knowledge of any facts or circumstances which would give rise to or support any such claims offset or defense.

5.4 Schedule of Loan Documents. The schedule of all Loan Documents is attached hereto as Exhibit A. True, complete and correct copies of all Loan Documents have been furnished by Tenant to HRT. None of such Loan Documents have been amended, modified or terminated, except as reflected on Exhibit A.

5.5 No Litigation. As of the Effective Date, and except as set forth in the Estoppel Certificates [i] to the best of Tenant’s knowledge there are no actions, suits, proceedings or investigations by any governmental agency or regulatory body or any third party pending against Tenant or any existing Facility which, if determined adversely to Tenant, would materially and adversely affect an existing Facility or title to a Facility (or any part thereof), the right to operate a Facility as presently operated, or the financial condition of Tenant, except as otherwise set forth in the Estoppel Certificates; [ii] Tenant has not received written notice of any threatened actions, suits or proceeding or investigations against Tenant or any existing Facility at law or in equity, or before any governmental board, agency or authority which, if determined adversely to Tenant, would materially and adversely affect an existing Facility or title to a Facility (or any part thereof), the right to operate a Facility as presently operated, or the financial condition of Tenant; [iii] there are no unsatisfied or outstanding judgments against Tenant or any existing Facility; [iv] there is no labor dispute materially and adversely affecting the operation or business conducted by Tenant or any existing Facility; and [v] Tenant does not have knowledge of any facts or circumstances which might reasonably form the basis for any such action, suit, or proceeding.

5.6 Reports, Statements and Copies. The copies of all Loan Documents submitted by Tenant to HRT are true, correct and complete copies and include all amendments and modifications of such agreements.

5.7 No Default. As of the Effective Date, except as set forth in the Estoppel Certificates, Tenant has no actual knowledge of an Event of Default by HCN under the Loan Documents or under the Lease, and Tenant has no actual knowledge that any event has occurred which, with the giving of notice or the passage of time, or both, would constitute or result in such an Event of Default under the Lease.

5.8 Note Payments in Advance. Tenant has made no payments due under the Loan Documents more than thirty (30) days in advance. Accrued interest has been paid through March 2, 2005.

5.9 Obligations for Facility Improvements. Tenant does not owe any third parties any amounts for labor or materials furnished in connection with the improvement of any Facilities except for amounts due for repairs made in the ordinary course of business which are not past due.

5.10 No Adverse Changes. To the best knowledge of Tenant, since September 30, 2003, there have been no adverse changes in the environmental condition of any Facility, the title to any Facility, matters which an ALTA/ACSM Land Title Survey of any Facility should reflect, or any significant casualty loss or condemnation affecting any Facility.

5.11 Compliance. Each Facility is, to the best knowledge of Tenant, in compliance with all requirements of law with respect to which non-compliance could adversely impact the financial condition or the operation of the Facility.

For purposes of this Article 5, the knowledge of Tenant shall mean the knowledge of all officers of Tenant.

ARTICLE 6: AFFIRMATIVE COVENANTS

6.1 Impairment of Lease. So long as any obligations under the Loan Documents remain unsatisfied, HCN will not amend the Lease to create a term shorter than the Maturity Date as defined in the Note, as amended by that certain Second Amended and Restated Note, of even date herewith, between Tenant and HRT, to materially alter the casualty and condemnation provisions in the Lease, or to increase the rent payments without an increase in investment by HCN.

6.2 Notices Under The Lease. HCN will promptly furnish HRT with copies of any notices of default provided to Tenant under the Lease. HRT shall have the right to cure any defaults under the Lease within the time provided to Tenant for notice and cure, or within such greater time as may be provided under the Intercreditor Agreement among HRT, HCN and Tenant. HCN will not exercise any remedies available to it for default under the Lease until it has given HRT notice of the default and at least ten (10) days to cure the default.

6.3 Demolitions of Facilities. So long as any obligations under the Loan Documents remain unsatisfied HCN will not make or permit any material demolitions at any Facilities which would materially reduce of appraised value of such Facility.

6.4 Further Assurances and Information. HCN shall, on request of HRT from time to time, execute, deliver, and furnish such additional documents as may be reasonably necessary to fully consummate the Transaction contemplated under this Agreement, in HCN reasonable discretion.

ARTICLE 7: MISCELLANEOUS

7.1 Notices. HCN, Tenant and HRT hereby agree that all notices, demands, requests, and consents (hereinafter “notices”) given pursuant to the terms of this Agreement shall be in writing, shall be addressed to the addresses set forth in the introductory paragraph of this Agreement and shall be served by [i] personal delivery; [ii] certified mail, return receipt requested; [iii] nationally recognized overnight courier; or [iv] by facsimile, provided that a copy thereof is mailed by certified mail promptly thereafter. All notices shall be deemed to be given upon the earlier of actual receipt (provided, that in the case of facsimiles, any facsimile received after 5:00 p.m. local time shall be deemed received on the next Business Day) or three days after deposit in the United States mail or one Business Day after deposit with the overnight courier. Any notices meeting the requirements of this Section shall be effective, regardless of whether or not actually received. HRT and Tenant may change their notice address at any time by giving the other party notice of such change.

7.2 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between HCN and HRT with respect to the subject matter hereof and supersede all prior negotiations, discussions or writings with respect thereto. No representations, warranties, and agreements have been made by HCN except as set forth in this Agreement and the other Transaction Documents. If there is any conflict between the terms and provisions of the Commitment and the terms of this Agreement, this Agreement shall govern.

7.3 Severability. If any term or provision of this Agreement is held or deemed by HRT to be invalid or unenforceable, such holding shall not affect the remainder of this Agreement and the same shall remain in full force and effect.

7.4 Captions and Headings. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof.

7.5 Governing Law. This Agreement shall be governed by and construed under the laws of the State.

7.6 Binding Effect. This Agreement will be binding upon and inure to the benefit of the successors and assigns of HRT and HCN.

7.7 Modification. This Agreement may only be modified by a writing signed by both HRT and HCN. All references to this Agreement, whether in this Agreement or in any other document or instrument, shall be deemed to incorporate all amendments, modifications, and renewals of this Agreement made after the date hereof.

7.8 Construction of Agreement. This Agreement has been prepared by HRT and its professional advisors and reviewed by HCN, Tenant and their professional advisors. HRT, Tenant, HCN and their advisors believe that this Agreement is the product of all their efforts, it expresses their agreement, and that it shall not be interpreted in favor of either HRT, Tenant or HCN or against either HRT, HCN or Tenant merely because of their efforts in preparing it.

7.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original hereof.

7.10 No Third-Party Beneficiary Rights. No person not a party to this Agreement shall have or enjoy any rights hereunder and all third-party beneficiary rights are expressly negated.

7.11 Remedies. Each party shall be entitled to all remedies available at law or in equity for any breach of this Agreement or any other Transaction Documents. The prevailing party in any action to enforce any Transaction Document shall be entitled to recover, in addition to any other remedies available at law or in equity, its reasonable attorneys’ fees and other costs associated with the enforcement of its rights under any Transaction Document.

7.12 Confidentiality. HRT, HCN and Tenant agree that the terms of the Transaction shall remain confidential, and that no press or other publicity release or communication to the general public in connection with the Transaction shall be made without the other party’s prior written consent, except as required by law, with such consent not to be unreasonably withheld.

7.13 No Brokers. HCN, HRT and Tenant each represents and warrants that it has not engaged, employed or otherwise dealt with any broker, salesperson, consultant or finder in connection with the Transaction.

7.14 Costs and Expenses. HRT will pay its own legal fees incurred in connection with the Transaction and the costs and expenses related to its examination of due diligence information furnished by HCN or Tenant for its review. HRT shall not be responsible for any costs incurred by HCN in connection with the Transaction. Tenant shall pay all cost of HCN arising from this transaction.

7.15 Post Closing Items. The parties hereto agree that to the extent any item required to be provided under the terms of this Agreement has not been produced at closing, each party shall complete such requirements within ten (10) days after funding of the purchase of the Note, or within such additional time as may be reasonably required, not to exceed twenty (20) days after receipt of notice from HRT.

7.16 Waiver of Jury. TO THE FULLEST EXTENT PERMITTED BY LAW, HCN AND HRT, HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THE RIGHT TO A JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTER CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY TRANSACTION DOCUMENT.

IN WITNESS WHEREOF, HRT and Tenant have executed and delivered this Agreement effective as of the Effective Date.
HEALTHCARE REALTY TRUST INCORPORATED, a Maryland corporation

By: /s/ John M. Bryant , Jr.
Print: John M. Bryant, Jr.
Title: Senior Vice President and General Counsel
Date: March 3, 2005

EMERITUS CORPORATION, a Washington corporation By: /s/ William M. Shorten Print: William M. Shorten Title: Director of Real Estate Finance Date: March 3, 2005	HEALTH CARE REIT, INC., a Delaware corporation By: /s/ Erin C. Ibele Print: Erin C. Ibele Title: Vice President and Corporate Secretary Date: March 3, 2005

1093179.1

EXHIBIT A

THE LOAN DOCUMENTS

(Schedule of Loan Documents)

1.	Amended and Restated Loan Agreement dated September 30, 2003 between Health Care REIT, Inc. and Emeritus Corporation

2.	Amended and Restated Note dated September 30, 2003 made by Emeritus Corporation in favor of Health Care REIT, Inc. in the original principal amount of $25,800,000

3.
Amended and Restated Leasehold Mortgage/Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing dated effective on and as of September 30, 2003 made by Emeritus Corporation, as trustor, for the benefit of Health Care REIT, Inc., as beneficiary

1093179.1

EXHIBIT B

POST CLOSING DELIVERABLES

Revised 3 Mar 2005

Post-Closing Requirements (General)

1.
Updated Insurance Certificates for each location under the Master Lease (Fairfield, CA; Paso Robles, CA; Champaign, IL; Hattiesburg, MS; Flagstaff, AZ; Phoenix, AZ; Brandon, FL; Ft. Myers, FL; Lakeland, FL; Sarasota, FL; Chubbuck, ID; Coeur D’Alene, ID; Pocatello, ID; Hagerstown, MD; Tewksbury, MA; Lakewood, NY; Ontario, OR; Anderson, SC; Lubbock, TX; Staunton, VA; Bellingham, WA; Federal Way, WA; Moses Lake, WA)

2.
Copies of Licenses for each location under the Master Lease (Fairfield, CA; Paso Robles, CA; Champaign, IL; Hattiesburg, MS; Flagstaff, AZ; Phoenix, AZ; Brandon, FL; Ft. Myers, FL; Lakeland, FL; Sarasota, FL; Chubbuck, ID; Coeur D’Alene, ID; Pocatello, ID; Hagerstown, MD; Tewksbury, MA; Lakewood, NY; Ontario, OR; Anderson, SC; Lubbock, TX; Staunton, VA; Bellingham, WA; Federal Way, WA; Moses Lake, WA)

3.	Legal Opinion from counsel for Emeritus Corporation

4.	Legal Opinion from counsel for Health Care REIT, Inc.

5.	UCC-1 Financing Statements from Emeritus Corporation and each subtenant under the Master Lease to be filed in each entity’s state of formation

6.
Assignments of Mortgage for each location under the Master Lease (Fairfield, CA; Paso Robles, CA; Champaign, IL; Hattiesburg, MS; Flagstaff, AZ; Phoenix, AZ; Brandon, FL; Ft. Myers, FL; Lakeland, FL; Sarasota, FL; Chubbuck, ID; Coeur D’Alene, ID; Pocatello, ID; Hagerstown, MD; Tewksbury, MA; Lakewood, NY; Ontario, OR; Anderson, SC; Lubbock, TX; Staunton, VA; Bellingham, WA; Federal Way, WA; Moses Lake, WA)

7.
Leasehold Mortgagee’s Title Insurance Policy for each location under the Master Lease (Fairfield, CA; Paso Robles, CA; Champaign, IL; Hattiesburg, MS; Flagstaff, AZ; Phoenix, AZ; Brandon, FL; Ft. Myers, FL; Lakeland, FL; Sarasota, FL; Chubbuck, ID; Coeur D’Alene, ID; Pocatello, ID; Hagerstown, MD; Tewksbury, MA; Lakewood, NY; Ontario, OR; Anderson, SC; Lubbock, TX; Staunton, VA; Bellingham, WA; Federal Way, WA; Moses Lake, WA)

8.	Schedule of Personal Property for each Master Leased location.

9.	Payment of Invoice for $1,764.75 to Paranet for UCC-11 searches.

10.	Opinion of Waller Lansden Dortch and Davis that the Intercreditor Agreement is duly authorized, executed and delivered.

1093179.1

Post-Closing Requirements (Title Company Requirements)

1.	Owner’s Affidavit, in form satisfactory to Fidelity National Title Insurance Company

2.	Gap Indemnity, in form satisfactory to Fidelity National Title Insurance Company

3.	Corporate Resolution of Emeritus Corporation

4.	Corporate Resolution of Health Care REIT, Inc.

5.	Washington Certificate of Good Standing for Emeritus Corporation (2 originals)

6.	Certified copy of the Articles of Incorporation of Emeritus Corporation from the Washington Secretary of State

7.	Copy of the By-Laws of Emeritus Corporation, certified by the corporate secretary

8.	Certificates of Authority for Emeritus Corporation for the following states: Florida, Maryland, Virginia, New York

9.	Delaware Certificate of Good Standing for Health Care REIT, Inc.

10.	Massachusetts Certificate of Registration (equivalent of good standing certificate) for Health Care REIT, Inc.

11.	Estoppel of Health Care REIT, Inc. and Emeritus Corporation as to no defaults in the Master Lease and in the Note

12.
Surveys for the following locations: Flagstaff, AZ; Phoenix, AZ; Brandon, FL; Ft. Myers, FL; Lakeland, FL; Sarasota, FL; Hagerstown, MD; Tewksbury, MA; Lakewood, NY; Lubbock, TX; Bellingham, WA; Federal Way, WA; Moses Lake, WA

13.
No-Change Affidavits for each of the following locations: Fairfield, CA; Paso Robles, CA; Champaign, IL; Hattiesburg, MS; Flagstaff, AZ; Phoenix, AZ; Brandon, FL; Ft. Myers, FL; Lakeland, FL; Sarasota, FL; Chubbuck, ID; Coeur D’Alene, ID; Pocatello, ID; Hagerstown, MD; Tewksbury, MA; Lakewood, NY; Ontario, OR; Anderson, SC; Lubbock, TX; Staunton, VA; Bellingham, WA; Federal Way, WA; Moses Lake, WA

14.	Copies of Phase I Environmental Assessment for each of the following locations: Fairfield, CA; Paso Robles, CA; Champaign, IL; Hattiesburg, MS